SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
May 19, 2009

COMMUNITY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2009, the Registrant and its wholly owned subsidiary, Community Bank, entered into a separation agreement and release (“Separation Agreement”) with Chris P. Kyriakides, Senior Vice President of the Registrant and Community Bank and Regional President of Community Bank, as a result of his termination of service from the Bank and the Registrant.   Under the terms of the Separation Agreement, the parties agreed that in exchange for the termination of Mr. Kyriakides’ Employment Agreement with Community Bank and Change of Control Agreement with the Registrant, and a release of claims and covenant not to sue, Mr. Kyriakides will receive the following:

1.  A lump sum cash payment of $193,503, which represents the amount he would have been due pursuant to the terms of his Employment Agreement.

2.  Commencing at age 65, an annual benefit of $ 36,727, payable in monthly installments for a period of 15 years, which represents the amount due pursuant to the terms of his Salary Continuation Agreement.

3.  Commencing at age 65, $1,362 a month for the remainder of his life, representing the amount due pursuant to Community Bank’s tax-qualified defined benefit plan.

4.  Until August 25, 2009, the right to exercise vested, outstanding stock options previously granted to Mr. Kyriakides pursuant to the Registrant’s 1996 and 2003 Stock Option and Incentive Plans.

5.  The opportunity to rollover his vested 401(k) balance and continue his health insurance pursuant to COBRA.  Mr. Kyriakides is responsible for paying any COBRA premiums.

6.  In the event a change of control of the Registrant occurs within six months of the effective date of the Separation Agreement, a one-time lump sum payment of $222,482, which represents the amount he would be owed (net of the amounts paid to him under his Employment Agreement) in the event of a change of control pursuant to his Change of Control Agreement.

The foregoing is a summary of the terms of the Separation Agreement and is qualified in its entirety by reference to the full Separation Agreement, a copy of which is attached to this report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

        (d)    Exhibits

10.1	Separation Agreement and Release

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: May 26, 2009	By:	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release